THIRD AMENDMENT TO AGREEMENT OF SALE

     THIS THIRD AMENDMENT TO AGREEMENT OF SALE (this "Amendment") is entered into as of the 6th day of March, 1997, by and between OFFICE OPPORTUNITY FUND III, L.P. ("Purchaser") and BUSCH FORUM LIMITED PARTNERSHIP ("Seller").

                              W I T N E S E T H:

     A. Purchaser and Seller have heretofore entered into a certain Agreement of Sale dated January 14, 1997 (as amended from time to time, the "Agreement") for the purchase and sale of the property commonly known as The US West Building, Murray, Utah. The Agreement has been amended pursuant to that certain First Amendment to Agreement of Sale dated as of January 30, 1997 and that certain Second Amendment to Agreement of Sale dated as of February 6, 1997.

     B. Purchaser and Seller now desire to amend the Agreement in accordance with the terms set forth herein.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. The Inspection Period (as defined in Paragraph 7.1 of the Agreement) has terminated as of 2:00 p.m. Chicago time on March 6, 1997.

     2. The Closing Date (as defined in Paragraph 8 of the Agreement) shall be changed to April 15, 1997.

     3. At Closing, Seller shall deposit funds in the amount of FIVE HUNDRED SIXTY THOUSAND AND NO/100 DOLLARS ($560,000.00) from the purchase proceeds into a Soil Removal Escrow to be established and governed substantially in accordance with the terms of the Soil Removal Escrow Agreement attached hereto as Exhibit "A". Purchaser and Seller agree that they will execute the Soil Removal Escrow Agreement at the Closing and fulfill their respective obligations under the Soil Removal Escrow Agreement thereafter.

     4. At Closing, Seller shall deposit funds in the amount of FIVE HUNDRED FORTY THOUSAND AND NO/100 DOLLARS ($540,000.00) from the purchase proceeds into a Condemnation Proceeds Escrow to be established and governed substantially in accordance with the terms of the Condemnation Proceeds Escrow Agreement attached hereto as Exhibit "B". Purchaser and Seller agree that they will execute the Condemnation Proceeds Escrow Agreement at the Closing and fulfill their respective obligations under the Condemnation Proceeds Escrow Agreement thereafter.

     5. At Closing, Purchaser shall receive a credit against the Purchase Price in the aggregate amount of up to THREE HUNDRED SIXTY NINE THOUSAND FIVE HUNDRED EIGHTEEN AND NO/100 DOLLARS ($369,518.00), representing each of the tenant improvements concessions identified on Exhibit "C" attached hereto, to the extent such amounts have not been paid by Seller at or before the Closing (the "Tenant Improvement Credits"). Purchaser shall be responsible to each of the tenants for the fulfillment of each of the lease obligations evidenced by the Tenant Improvement Credits at all times from and after the Closing.

     6.   Notwithstanding the terms of Clause (e) of the second sentence of
Section 3.1 of the Agreement, Purchaser and Seller agree that title to the Property shall be conveyed in accordance with the terms of the proforma title policy attached hereto as Exhibit "D." Nothing contained in this Amendment is intended to alter, modify or affect the parties' respective obligations for paying the costs of title insurance as set forth in the Agreement.

     7. All obligations set forth in this Amendment shall survive the Closing and shall not merge into the deed.

     8. The Escrow Agreement is hereby modified to conform with the terms of this Amendment.

     9. Except as specifically modified herein, the terms and conditions of the Agreement shall remain unchanged and in full force and effect.

     10. All capitalized terms used in this Amendment, unless otherwise defined herein, shall have the meanings given to them in the Agreement.

     11. Notwithstanding the terms of this Amendment, Purchaser and Seller agree to cooperate reasonably to make any adjustments or modifications to the form of the Escrow Agreements attached as Exhibits hereto that either party may deem reasonably necessary to better evidence the intent of the parties. If either Purchaser or Seller has any objections to the Escrow Agreements attached as Exhibits hereto, such party shall notify the other party of such objections on or before March 19, 1997 and, if objections are raised, each party agrees to make every reasonable effort to resolve any issues promptly after such issues are raised.



                        SIGNATURES FOLLOW ON NEXT PAGE

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.


                         PURCHASER:

                         OFFICE OPPORTUNITY FUND III, L.P.,
                         a California limited partnership

                         By:  Opportunity Capital Partners III, LLC,
                              a California limited liability company
                         Its: General Partner


                         By:  /s/John Hamilton
                              --------------------------------
                         Name: John Hamilton
                              --------------------------------
                         Its:  Manager
                              --------------------------------

                         SELLER:

                         BUSCH FORUM LIMITED PARTNERSHIP



                         By: Busch Forum Partners, Inc., an Illinois
                         corporation, its general partner


                              By:  /s/John K. Powell, Jr.
                                   ---------------------------------
                              Name: John K. Powell, Jr.
                                   ---------------------------------
                              Its: Senior Vice President
                                   ---------------------------------